Exhibit 4.4

SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of November 12, 2020 by and among:

1.	17 Education & Technology Group Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”);

2.	Sunny Education (HK) Limited, a company incorporated under the laws of Hong Kong (the “HK Company”);

3.	Shanghai Yiqi Zuoye Information Technology Co., Ltd.(上海一起作业信息科技有限公司), a company incorporated under the laws of the People’s Republic of China (“PRC”) (the “Shanghai WFOE”);

4.

Beijing Yiqi Education & Technology Co., Ltd. (北京一起教育科技有限责任公司), a company incorporated under the laws of the People’s Republic of China (the “Beijing WFOE”, together with the Shanghai WFOE, the “WFOEs” and each a “WFOE”);

5.	Shanghai Hexu Information Technology Co., Ltd. (上海合煦信息科技有限公司), a company incorporated under the laws of the PRC (the “Shanghai Operation Co. 1”);

6.	Qi Mai Information Technology (Shanghai) Co., Ltd. (启劢信息科技（上海）有限公司), a company incorporated under the laws of the PRC (the “Shanghai Operation Co. 2”);

7.	Beijing Jin Wen Lang Science Technology Co., Ltd. (北京金闻朗科技有限公司), a company incorporated under the laws of the PRC (the “Beijing Operation Co. 1”);

8.	Beijing Yiqi Science Technology Co., Ltd. (北京一起科技有限公司), a company incorporated under the laws of the PRC (the “Beijing Operation Co. 2”);

9.	Beijing Yiqi Education Information Consultation Co., Ltd. (北京一起教育信息咨询有限责任公司), a company incorporated under the laws of the PRC (the “Beijing Operation Co. 3”);

10.	Shang Li Qi Di Education Technology (Tianjin) Co., Ltd. (尚立启迪教育科技（天津）有限公司), a company incorporated under the laws of the PRC (the “Tianjin Operation Co.”);

11.	Beijing Haidian District Yiqi Education Training School (北京市海淀区一起教育培训学校), a private non-enterprise institution established under the laws of the PRC (the “Beijing School”);

12.	Each of the persons listed in Exhibit A attached hereto (collectively, the “Management”);

13.	Each of the persons or entities listed in Exhibit B attached hereto (collectively, the “Ordinary Shareholders”, and each, an “Ordinary Shareholder”);

14.	Each of the persons or entities listed in Exhibit C attached hereto (collectively, the “Series A Investors”, and each, a “Series A Investor”);

15.	Each of the persons or entities listed in Exhibit D attached hereto (collectively, the “Series B Investors”, and each, a “Series B Investor”);

16.	Each of the persons or entities listed in Exhibit E attached hereto (collectively the “Series B+ Investors” and each, a “Series B+ Investor”);

17.	Each of the persons or entities listed in Exhibit F attached hereto (collectively, the “Series C Investors”, and each, a “Series C Investor”);

18.	Each of the persons or entities listed in Exhibit G attached hereto (collectively, the “Series D Investors”, and each, a “Series D Investor”);

19.	Each of the persons or entities listed in Exhibit H attached hereto (collectively, the “Series E Investors”, and each, a “Series E Investor”); and

20.	Each of the persons or entities listed in Exhibit I attached hereto (collectively, the “Series F Investors”, and each, a “Series F Investor”).

For purposes of this Agreement, the Company, the HK Company, the WFOE, the Beijing Operation Co. 1, the Beijing Operation Co. 2, the Shanghai Operation Co. 1, the Beijing School, the Beijing Operation Co. 3, the Tianjin Operation Co., the Shanghai Operation Co. 2 and any other entity, directly or indirectly, controlled by any of the foregoing or whose financial statements are intended to be consolidated with those of the Company, shall be hereinafter collectively referred to as the “Group Companies” and each, a “Group Company”.

Each of the Ordinary Shareholders, the Series A Investors, the Series B Investors, the Series B+ Investors, the Series C Investors, the Series D Investors, the Series E Investors and the Series F Investors shall be hereinafter collectively referred to as the “Shareholders” and each, a “Shareholder”.

For the avoidance of doubt, each Shareholder shall be deemed (i) a Series F Investor only with respect to the series F preferred shares of the Company, par value of US$0.0001 each (the “Series F Shares”) held by it, (ii) a Series E Investor only with respect to the series E preferred shares of the Company, par value of US$0.0001 each (the “Series E Shares”) held by it, (iii) a Series D Investor only with respect to the series D preferred shares of the Company, par value of US$0.0001 each (the “Series D Shares”) held by it, (iv) a Series C Investor only with respect to the series C preferred shares of the Company, par value of US$0.0001 each (the “Series C Shares”) held by it, (v) a Series B+ Investor only with respect to the series B+ preferred shares of the Company, par value of US$0.0001 each (the “Series B+ Shares”) held by it, (vi) a Series B Investor only with respect to the series B preferred shares of the Company, par value of US$0.0001 each (the “Series B Shares”, together with the Series B+ Shares, collectively, the “Class B Shares”, and each, a “Class B Share”) held by it, (vii) a Series A Investor only with respect to the series A preferred shares of the Company, par value of US$0.0001 each (the “Series A Shares”, together with the Class B Shares, Series C Shares, Series D Shares, Series E Shares and Series F Shares, collectively, the “Preferred Shares”, and each a “Preferred Share”) held by it, and (viii) an Ordinary Shareholder only with respect to the ordinary shares of the Company, par value of US$0.0001 each (the “Ordinary Shares”, together with the Preferred Shares, collectively, the “Company Shares”) held by it.

Each person or entity holding at least 500,000 Series A Shares, shall be hereinafter referred to as a “Major Series A Investor” and collectively, the “Major Series A Investors”. The holders of a majority of the Series A Shares held by all Major Series A Investors (voting as a separate class and on an as-converted basis) shall be hereinafter referred to as the “Requisite Series A Investors”.

Each person or entity holding at least 500,000 Series B+ Shares, shall be hereinafter referred to as a “Major Series B+ Investor” and collectively, the “Major Series B+ Investor”. The holders of a majority of the Series B+ Shares held by all Major Series B+ Investors (voting as a separate class and on an as-converted basis) shall be hereinafter referred to as the “Requisite Series B+ Investors”.

Each person or entity holding at least 500,000 Series C Shares, shall be hereinafter referred to as a “Major Series C Investor” and collectively, the “Major Series C Investors”. The holders of a majority of the Series C Shares held by all Major Series C Investors (voting as a separate class and on an as-converted basis) shall be hereinafter referred to as the “Requisite Series C Investors”.

Each person or entity holding at least 500,000 Series D Shares, shall be hereinafter referred to as a “Major Series D Investor” and collectively, the “Major Series D Investors”. The holders of a majority of the Series D Shares held by all Major Series D Investors (voting as a separate class and on an as-converted basis) shall be hereinafter referred to as the “Requisite Series D Investors”.

Each person or entity holding at least 500,000 Series E Shares, shall be hereinafter referred to as a “Major Series E Investor” and collectively, the “Major Series E Investors”. The holders of a majority of the Series E Shares held by all Major Series E Investors (voting as a separate class and on an as-converted basis) shall be hereinafter referred to as the “Requisite Series E Investors”.

Each person or entity holding at least 500,000 Series F Shares, shall be hereinafter referred to as a “Major Series F Investor” and collectively, the “Major Series F Investors”. The holders of a majority of the Series F Shares held by all Major Series F Investors (voting as a separate class and on an as-converted basis) shall be hereinafter referred to as the “Requisite Series F Investors”.

The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

“Include”, “including”, “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation”.

References to “law” shall include all applicable laws, regulations, rules and orders of any governmental authority, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

References to “governmental authority” shall include any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof, including any entity or enterprise owned or controlled by a government; any public international organization; any court or arbitral tribunal; and the governing body of any securities exchange or other self-regulating organization.

Any share number or per share amount referred to in this Agreement shall be appropriately adjusted to take into account any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting the Ordinary Shares after the date of this Agreement.

Any term not otherwise defined herein shall have the meaning ascribed to it under the Series F Share Purchase Agreement (as defined below).

RECITALS

A.    The Company, the Management, the Series F Investors and certain other parties entered into that certain Series F Preferred Share Purchase Agreement dated as of June 8, 2020 (the “Series F Purchase Agreement”, collectively with additional agreements contemplated thereby, other than this Agreement, the “Series F Purchase Documents”), pursuant to which, among other things, the Series F Investors agreed to purchase certain number of Series F Shares.

B.    In connection with the consummation of the transactions contemplated by the Series F Purchase Documents, the Company, the Management, the Series F Investors and certain other parties thereto entered into a Fifth Amended and Restated Shareholders Agreement on June 26, 2020 (the “Prior Shareholders Agreement”) to set forth the rights, privileges and benefits for the Ordinary Shareholders, the Series A Investors, the Series B Investors, the Series B+ Investors, the Series C Investors, the Series D Investors the Series E Investors and the Series F Investors.

C.    The parties hereto agree to amend certain provisions of the Prior Shareholders Agreement by entering into this Agreement to replace the Prior Shareholders Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1    Information and Inspection Rights.

(a)     Information Rights. The Company covenants and agrees that, commencing on the date of the closing (the “Closing Date”) of the purchase and sale of the Series F Shares pursuant to the Series F Purchase Agreement, for so long as any Major Series F Investor, any Major Series E Investor, any Major Series D Investor, any Major Series C Investor, any Major Series B+ Investor, any Series B Investor or any Major Series A Investor holds any Preferred Shares or Ordinary Shares issued upon conversion of any Preferred Shares (the “Conversion Shares”), the Company shall deliver to each of such Major Series F Investor, Major Series E Investor, Major Series D Investor, Major Series C Investor, Major Series B+ Investor, Series B Investor and Major Series A Investor:

(i)    a management report and audited annual consolidated financial statements of the Group Companies, within one hundred and twenty (120) days after the end of each fiscal year, prepared by a Big 4 accounting firm or a nationally accredited accounting firm acceptable to the Requisite Series F Investors, the Requisite Series E Investors, the Requisite Series D Investors, the Requisite Series C Investors, the Requisite Series B+ Investors, the holders of at least a majority of Series B Shares (voting as a separate class and on an as-converted basis) and the Requisite Series A Investors;

(ii)    a management report and unaudited quarterly consolidated financial statements and management accounts of the Group Companies, within sixty (60) days of the end of each quarter;

(iii)    an annual consolidated budget and a business plan for the following fiscal year, no later than sixty (60) days prior to the end of each fiscal year;

(iv)    a monthly operating report of the Group Companies (substantially in form consistent with past practice) within fifteen (15) days after the end of each month;

(v)    a fully diluted capitalization table of the Company within fifteen (15) days after the end of each fiscal year and promptly upon any material change thereof;

(vi)    copies of any and all material reports filed by any Group Company with any relevant securities exchange, securities regulatory authority or other similar governmental agency;

(vii)    copies of all documents or other information sent to any other Shareholder of the Company; and

(viii)    upon the written request by the Requisite Series F Investors, the Requisite Series E Investors, the Requisite Series D Investors, the Requisite Series C Investors, the Requisite Series B+ Investors, the holders of at least a majority of Series B Shares (voting as a separate class and on an as-converted basis) or the Requisite Series A Investors, such other information as such Shareholder(s) shall reasonably request (the above rights set forth in this Section 1.1(a), collectively, the “Information Rights”).

All financial statements to be provided to each Major Series F Investor, each Major Series E Investor, each Major Series D Investor, each Major Series C Investor, each Major Series B+ Investor, each Series B Investor and each Major Series A Investor pursuant to this Section 1.1 shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with the accounting principles, standards and practices generally accepted in the U.S. or International Financial Reporting Standards on a consistent basis.

(b)     Inspection Rights. The Company further covenants and agrees that, commencing on the Closing Date, for so long as any Major Series F Investor, any Major Series E Investor, any Major Series D Investor, any Major Series C Investor, any Major Series B+ Investor, any Series B Investor or any Major Series A Investor holds any Preferred Shares or Conversion Shares, such Major Series F Investor, such Major Series E Investor, such Major Series D Investor, such Major Series C Investor, such Major Series B+ Investor, such Series B Investor or such Major Series A Investor shall have the right to inspect facilities, records and books of the Group Companies at any time during regular working hours on reasonable prior notice to the Company and the right to discuss the business, operation and conditions of the Group Companies with their respective directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”).

(c)    Termination of Rights. The Information Rights and the Inspection Rights shall terminate upon consummation of a firm underwritten public offering of the Ordinary Shares of the Company on the Nasdaq Global Market System, the Main Board or the Growth Enterprise Market of the Hong Kong Stock Exchange, or any other recognized regional or national securities exchange acceptable to the Requisite Series F Investors, the Requisite Series E Investors, the Requisite Series D Investors, the Requisite Series C Investors, the Requisite Series B+ Investors, the holders of at least a majority of Series B Shares (voting as a separate class and on an as-converted basis) and the Requisite Series A Investors, with an offering price (exclusive of underwriting commissions and expenses) that reflects the equity valuation of the Company immediately prior to such offering being not less than US$2,000,000,000 and the gross proceeds to be received by the Company from which public offering are not less than US$100,000,000 (a “Qualified Public Offering”).

1.2    Board Representation.

(a)     Board of Directors of the Company.

(i)    The Company’s Sixth Amended and Restated Memorandum and Articles of Association (as may be amended or restated from time to time, the “Memorandum and Articles”) shall provide that the Company’s board of directors (the “Board”) shall consist of up to nine (9) members, which number of members shall not be changed except pursuant to an amendment to the Memorandum and Articles. Mr. LIU Chang (the “Founder”) shall have the right (including through the Management Shareholder directly or indirectly wholly owned by him) to appoint, remove from office and replace, three (3) directors (collectively the “Ordinary Directors”, and each, an “Ordinary Director”) by notice in writing to the Company for so long as the Founder continues to hold, directly and indirectly, an amount of the Ordinary Shares that is no less than seventy-five (75%) of the aggregate amount of the Ordinary Shares held by him as of the Closing Date; provided that (i) the Founder shall be the first Ordinary Director and (ii) each of the other two (2) Ordinary Directors shall appoint the Founder as his or her alternate Director for the entire term of his or her office. Precise Asset Investments Limited (“Precise Asset”) shall have the right to appoint, remove from office and replace, one (1) director (such director, the “Precise Asset Director”), who shall initially be WANG Qiang, by notice in writing to the Company for so long as Precise Asset continues to hold an amount of Company Shares that is no less than twenty-five percent (25%) of the aggregate amount of the Company Shares (calculated on a fully-diluted and as-converted basis) held by Precise Asset as of the Closing Date. Shunwei Ventures II Limited (together with Shunwei Growth III Limited, individually and collectively “Shunwei”; for the avoidance of doubt, any consent or approval required from Shunwei under this Agreement can be satisfied by the consent or approval provided by either Shunwei Ventures II Limited or Shunwei Growth III Limited) shall have the right to appoint, remove from office and replace, one (1) director (the “Shunwei Director”), who shall initially be KOH Tuck Lye by notice in writing to the Company for so long as Shunwei continues to hold an amount of the Company Shares that is no less than twenty-five percent (25%) of the amount of the aggregate Company Shares (calculated on a fully-diluted and as-converted basis) held by it as of the Closing Date. H Capital I, L.P. (together with H Capital II, L.P. and H Capital IV, L.P., individually and collectively “H Capital”, for the avoidance of doubt, any consent or approval required from H Capital under this Agreement can be satisfied by the consent or approval provided by any one of H Capital I, L.P., H Capital II, L.P. or H Capital IV, L.P.) shall have the right to appoint, remove from office and replace, one (1) director (the “H Capital Director”), who shall initially be CHEN Xiaohong, by notice in writing to the Company for so long as H Capital continues to hold an amount of Company Shares that is no less than twenty-five percent (25%) of the aggregate amount of the Company Shares (calculated on a fully-diluted and as-converted basis) held by it as of the Closing Date. Esta Investments Pte. Ltd. (“Temasek”) shall have the right to appoint, remove from office and replace, one (1) director (the “Temasek Director”), by notice in writing to the Company for so long as Temasek continues to hold an amount of Company Shares that is no less than twenty-five percent (25%) of the aggregate amount of the Company Shares (calculated on a fully-diluted and as-converted basis) held by it as of the Closing Date. Bytedance (HK) Limited (“Bytedance”, together with Temasek, the “Lead Series E Investors”) shall have the right to appoint, remove from office and replace, one (1) director (the “Bytedance Director”, together with the Temasek Director, collectively the “Series E Investor Directors”). who shall initially be ZHANG Yiming, by notice in writing to the Company for so long as Bytedance continues to hold an amount of Company Shares that is no less than twenty-five percent (25%) of the aggregate amount of the Company Shares (calculated on a fully-diluted and as-converted basis) held by it as of the Closing Date. CL Lion Investment III Limited (“CPE”) shall have the right to appoint, remove from office and replace, one (1) director (the “CPE Director”, and together with the Precise Asset Director, the Shunwei Director, the H Capital Director, the Temasek Director and the Bytedance Director, collectively the “Investor Directors”), who shall initially be WU Jingyang, by notice in writing to the Company for so long as CPE continues to hold an amount of Company Shares that is no less than twenty-five percent (25%) of the aggregate amount of the Company Shares (calculated on a fully-diluted and as-converted basis) held by it as of the Closing Date. The Founder, for so long as he is a director, shall have five (5) votes (the “Founder Director Super Vote Right”), and each of the other directors shall have one (1) vote. The Founder shall have the right to fill in the vacancy of the Board created by the failure by a Shareholder to maintain the shareholding percentage required in this Section 1.2(a)(i).

(ii)    The director appointment, removal and replacement right pursuant to Section 1.2(a)(i) may be exercised by the Founder or the corresponding Shareholder by delivering a written notice of such appointment, removal or replacement to the Company, and such appointment, removal or replacement shall become effective forthwith upon receipt by the Company of such notice without the need for any other actions to be taken or resolutions to be passed by the Shareholders or the directors of the Company and the Company shall promptly update its register of directors to reflect such appointment, removal or replacement. Without prejudice to the preceding sentence, to the extent required by applicable law, the Company and each Shareholder shall take all actions necessary or required to ensure that the composition of the Board is as set forth in Section 1.2(a)(i).

(iii)    Notwithstanding anything to the contrary in this Agreement and the Memorandum and Articles, upon the occurrence of any of the following events, the Founder shall cease to have right to appoint or remove Ordinary Directors pursuant to Section 1.2(a)(i), provided that (x) the Founder and any other Ordinary Director appointed by the Founder shall continue to hold their respective office of director until the time when such office is vacated pursuant to the Memorandum and Articles, and (y) the Founder shall only have one (1) vote in his capacity as a director of the Company:

(A)    the Founder is convicted of a crime and is sentenced to imprisonment of a term of at least two (2) years; or

(B)     the Founder breaches his non-competition covenants and undertakings under Section 9.1 of this Agreement (for the avoidance of doubt, it shall not constitute the Founder’s breach if Mr. Don Xiangdong CAI or the other Management is not in compliance with their respective non-competition obligation pursuant to Section 9.1 of this Agreement); or

(C)     the Founder is convicted by competent court for the crime of corruption or misappropriation of funds or assets of the Group Companies, in either case with a value in excess of US$500,000 (for the avoidance of doubt, it shall not constitute the Founder’s commitment or conviction to corruption or misappropriation if any director, officer or employee of the Group Companies other than the Founder has committed or is convicted of the crime of corruption or misappropriation of funds or assets); or the Founder causes the Group Company to conduct the following without obtaining the approval of the Board pursuant to this Agreement or the Memorandum and Articles: (i) incurrence or provision of guarantee for indebtedness or extension of any loan by any Group Company other than in the ordinary course of business, in each case with a value in excess of US$5,000,000, (ii) incurrence of capital expenditure or capital investment by any Group Company in any other entity (other than another Group Company), in each case with a value in excess of US$5,000,000, (iii) any related party transaction between any Group Company and any of its shareholder, director, officer or employee or their Affiliates (in each case other than another Group Company) that is not in the ordinary course of business and with a value in excess of US$5,000,000, or (iv) any donation by any Group Company to third parties with value in excess of US$500,000.

(b)    Board Observer to the Company.

(i)    The Requisite Series A Investors shall have the right to appoint, remove from office and replace, one (1) observer to the Board by notice in writing to the Company, who shall initially be XU Xiaoping.

(ii)    DST Asia IV (“DST”) shall have the right to appoint, remove from office and replace, one (1) observer to the Board by notice in writing to the Company.

(iii)    In the event that Precise Asset, Shunwei, H Capital, Temasek, Bytedance or CPE no longer has the right to appoint a director to the Board due to failure of maintaining the shareholding percentage required in Section 1.2(a)(i) above, each such Shareholder shall have the right to appoint, remove from office and replace, one (1) observer to the Board by notice in writing to the Company instead, for so long as:

(A)    with respect to Precise Asset, it continues to hold an amount of the Company Shares that is no less than five percent (5%) of the aggregate amount of the Company Shares (on a fully-diluted and as converted basis) held by Precise Asset as of the Closing Date;

(B)     with respect to Shunwei, it continues to hold an amount of the Company Shares that is no less than five percent (5%) of the amount of the aggregate Company Shares (on a fully-diluted and as converted basis) held by it as of the Closing Date;

(C)    with respect to H Capital, it continues to hold an amount of the Company Shares that is no less than five percent (5%) of the amount of the aggregate Company Shares (on a fully-diluted and as converted basis) held by it as of the Closing Date;

(D)    with respect to Temasek, it continues to hold an amount of the Company Shares that is no less than five percent (5%) of the amount of the aggregate Company Shares (on a fully-diluted and as converted basis) held by it as of the Closing Date;

(E)    with respect to Bytedance, it continues to hold an amount of the Company Shares that is no less than five percent (5%) of the amount of the aggregate Company Shares (on a fully-diluted and as converted basis) held by it as of the Closing Date; and

(F)    with respect to CPE, it continues to hold an amount of the Company Shares that is no less than five percent (5%) of the amount of the aggregate Company Shares (on a fully-diluted and as converted basis) held by it as of the Closing Date.

(iv)    Each of the Board observers appointed pursuant to this Agreement shall be entitled to attend all meetings of the Board and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and the Company shall provide to each non-voting board observer with copies of all materials provided to any members of the Board or any committee; provided that such observer shall treat such information as Confidential Information hereunder, and the Shareholder who appointed such observer shall cause such observer to be bound by the confidentiality obligations applicable to such Shareholder set out in Section 7.

(c)    Other Group Companies. To the extent legally permissible, unless otherwise approved by the Requisite Series F Investors, the Requisite Series E Investors, the Requisite Series D Investors, the Requisite Series C Investors, the Requisite Series B+ Investors, the holders of at least a majority of Series B Shares (voting as a separate class and on an as-converted basis) and the Requisite Series A Investors, each Shareholder that has right to appoint director of the Company under Section 1.2(a) above shall have the right (but not obligation) to, upon its written request to the Company, appoint and designate member(s) of the board of directors of each other Group Company in the same manner as that set forth under Section 1.2(a); provided that, such Shareholder shall forfeit its right to appoint and designate such member(s) of the board of directors of each other Group Company if its right to appoint director of the Company is forfeited in accordance with Section 1.2(a)(i) and/or Section 1.2(a)(iii) and shall procure any member(s) so appointed by it to resign.

(d)    Term. The provisions under this Section 1.2 shall terminate upon the effectiveness of the registration statement for a Qualified Public Offering.

1.3    U.S. Tax Matters.

(a)    The Company shall, upon the request of any U.S. Investor (a) determine, with respect to such taxable year whether the Company (or any of its Affiliates) is a passive foreign investment company (“PFIC”) as described in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (including whether any exception to PFIC status may apply) or is or may be classified as a partnership or branch for U.S. federal income tax purposes, and (b) provide such information reasonably available to the Company as any U.S. Investor may reasonably request to permit such U.S. Investor to elect to treat the Company and/or any other Group Company as a “qualified electing fund” (within the meaning of Section 1295 of the Code) (a “QEF Election”) for U.S. federal income tax purposes. The Company shall also, reasonably promptly upon such request, obtain and provide any and all other information reasonably deemed necessary by the U.S. Investor pursuant to the applicable laws to comply with the provisions of this Section 1.3(a). If the Company is a CFC (as defined below) or PFIC, the Company shall, upon the request of any U.S. Investor, appoint an internationally reputable accounting firm acceptable to such U.S. Investor to prepare and provide such information that such U.S. Investor or its underlying equity holders may reasonably request in order to make applicable tax elections and comply with their tax obligations. For purpose of this Section 1.3, the “U.S. Investor” means (A) any investor that is a United States person and (B) any investor, one or more of the direct or indirect owners of which are, or which is otherwise controlled by, United States persons.

(b)    If a determination is made by the Company that the Company is a PFIC for a particular taxable year, then for such year and for each year thereafter, the Company shall also provide each known U.S. Investor within 60 days upon the request of such U.S. Investor with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) (substantially in the form attached hereto as Exhibit L) and any other information reasonably required by a U.S. Investor pursuant to the applicable laws to comply with any reporting or other requirements in connection with the QEF Election.

(c)    The Company shall promptly provide the U.S. Investors with written notice if it (or any other Group Company) becomes aware that it is a controlled foreign corporation as described in Section 957 of the Code (“CFC”). The Company shall, upon the reasonable request of a U.S. Investor, furnish on a timely basis all information requested by such U.S. Investor pursuant to the applicable laws to satisfy its U.S. federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any Group Company’s classification as a CFC.

(d)    The Company will comply and will cause the other Group Companies to comply with all record-keeping, reporting, and other requests reasonably requested by any U.S. Investor that are reasonably necessary for the Company and the other Group Companies to allow any U.S. Investor or the equity holders thereof to comply with any applicable U.S. federal income tax law or make any applicable tax election. The Company, will also provide any known U.S. Investor with any information reasonably requested pursuant to the applicable laws to allow such U.S. Investor to comply with any applicable U.S. federal income tax law (including but not limited to information relating to the transfer of any equity interests of the Company (or any other Group Company) and the issuance or redemption by the Company (or any other Group Company) of any equity interests).

(e)    The Company shall, if reasonably requested by a U.S. Investor, cooperate in determining whether it would be desirable, reasonable and appropriate for the Company and/or any other Group Company to elect to be classified as a partnership or branch for U.S. federal income tax purposes and, if so, to take all reasonable steps to cause any such elections to be made, including by filing or by causing to be filed, Internal Revenue Service Form 8832 (or any successor form), and the Company shall not permit such election, once made, to be terminated or revoked without the written consent of the U.S. Investors; provided that the Company shall notify all U.S. Investors at least 15 days prior to the making of any such election.

(f)    The Company shall, and shall cause each Group Company to, timely and accurately file tax returns in each jurisdiction in which such returns are required to be filed and as required by the applicable laws.

(g)    All out-of-pocket expenses incurred by the Company or any other Group Company, resulting from the affirmative requests of a U.S. Investor pursuant to Sections 1.3(a)-(f) above shall be borne by such U.S. Investor.

2.     REGISTRATION RIGHTS.

2.1    Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2     Definitions. For purposes of this Section 2:

(a)     Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act (as defined below).

(b)     Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any Preferred Share, (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (3) any other Ordinary Shares of the Company owned or hereafter acquired by a holder of Preferred Shares prior to the consummation of a Qualified Public Offering. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)     Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)     Holder. For purposes of this Section 2, the term “Holder” means any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e)     Form F-3. The term “Form F-3” shall mean such respective form under the Securities Act as is in effect on the Closing Date or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)     SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g)     Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 or 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one (1) counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)     Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions, as well as all fees charged by the depositary bank, applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 or 2.5 hereof.

(i)     Exchange Act. The term “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and any successor statute.

(j)     Securities Act. The term “Securities Act” shall mean the United States Securities Act of 1933, as amended and interpreted from time to time.

(k)     For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent governmental authority in the applicable non-U.S. jurisdiction.

2.3.    Demand Registration.

(a)     Request by Holders. If the Company, at any time after the earlier of (i) the fourth (4th) anniversary of the Series F Original Issue Date (as defined in the Memorandum and Articles), or (ii) the taking effect of a registration statement for the initial public offering of the Company, receives a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of a minimum of 20% of the Registrable Securities (or any lesser percentage if the anticipated gross proceeds from the offering are to exceed US$100,000,000) pursuant to this Section 2.3, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all the Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a). For purpose of this Agreement, “Business Day” means any day on which banks are open for business in the Cayman Islands, Hong Kong and the PRC.

(b)     Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated (x) first, to Shunwei, H Capital, Temasek and DST on a pro rata basis according to the number of Registrable Securities then outstanding held by each such Holder, (y) second, to Precise Asset, and (z) then, to the other Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each such Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any Group Company; provided further, that at least twenty five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)     Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such demand registrations pursuant to this Section 2.3.

(d)     Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

(e)    Other Securities Laws in Demand Registration. In the event of any registration pursuant to this Section 2.3, the Company shall register and qualify the securities covered by the registration statement under the securities laws of any other jurisdictions outside of the United States or in Hong Kong or elsewhere as shall be appropriate for the distribution of the securities; provided, however, that (a) the Company shall not be required to do business or to file a general consent to service of process in any such state or jurisdiction, and (b) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, the expenses shall be payable pro rata by the selling shareholders.

2.4     Piggyback Registrations.

(a)     The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)     Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.12, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to Shunwei, H Capital, Temasek and DST on a pro rata basis according to the number of Registrable Securities then outstanding held by each such Holder, and third, to Precise Asset, and fourth, to the other Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and fifth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any Group Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)     Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5     Form F-3 Registration. In case the Company receives from any Holder or Holders of at least a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)     Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)     Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i)     if Form F-3 is not available for such offering by the Holders;

(ii)     if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$10,000,000;

(iii)     if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such ninety (90) day period.

(iv)     if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b); or

(v)     in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)     Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

(d)    Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.3(b) shall apply to such registration.

2.6    Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s), brokers or the depositary bank, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7     Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)     Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)     Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)     Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)     Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)     Underwriting. In the event of any underwritten public offering, subject to written notice to Temasek and DST of the substantially finalized terms at least two days in advance, enter into and perform its obligations under an underwriting agreement in usual and customary form and on customary terms, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)     Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)     Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8     Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to timely effect the Registration of their Registrable Securities.

2.9     Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a)     By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, other United States federal or state law or other applicable law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)     any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)     the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)     any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law or other applicable law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, any United States federal or state securities law or other applicable in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(b)     By Selling Holders. To the extent permitted by law, each selling Holder, severally and not jointly, will, if the Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (disregarding clause (iii) of the definition hereof), in each case to the extent (and only to the extent) that such Violation (disregarding clause (iii) of the definition hereof) occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder, severally and not jointly, will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity and reimbursement obligation contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity or reimbursement under this Section 2.9(b) and Section 2.9(d) in the aggregate exceed the after tax net proceeds received by such Holder in the registered offering out of which the applicable Violation (disregarding clause (iii) of the definition thereof) arises.

(c)     Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)     Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute (when aggregated with any indemnity provided under Section 2.9(b)) any amount in excess of the after tax net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)     Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10    Termination of the Company’s Obligations. The Company shall have no obligations pursuant to Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.3, 2.4 or 2.5 more than five (5) years after taking effect of a registration statement for a Qualified Public Offering, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act, whichever occurs first.

2.11     No Registration Rights to Third Parties. Without the prior written consent of the holders of a majority of the Preferred Shares then issued and outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.12    Market Stand-Off. Each party agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company held as of the effective date of the registration statement (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 2.12 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.12.

2.13    Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)    Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)     File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)    So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

3.    RIGHT OF PARTICIPATION.

3.1    General. Each Shareholder and any of their permitted transferees to which rights under this Section 3 have been duly assigned in accordance with Section 6 (each, a “Participation Right Holder”) shall have the right of first refusal to purchase (or designate any other person to purchase) such Participation Right Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the Closing Date (the “Right of Participation”). Each Participation Right Holder may apportion, at its sole discretion, its Pro Rata Share among its Affiliates in any proportion.

3.2     Pro Rata Share. A Participation Right Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Right Holder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) then issued and outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

3.3     New Securities. “New Securities” shall mean any Preferred Shares, any other shares of the Company designated as “Preferred Shares”, Ordinary Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(a)     any Ordinary Shares (and/or options or warrants therefor) (including any of such shares which are repurchased) issued to officers, directors, employees and consultants of the Company pursuant to the Company’s employee share option plans or other equity-based incentive plans (“ESOP”) approved by the Board in accordance with Section 8.2 hereof and the Memorandum and Articles, from time to time;

(b)    any Series F Shares issued pursuant to the Series F Purchase Agreement;

(c)    any Series E Shares issued or issuable pursuant to the warrant issued by the Company to China Equities HK Limited dated December 20, 2019 or the warrant issued by the Company to East West Bank dated May 19, 2020;

(d)    any Ordinary Shares issued or issuable pursuant to the conversion of any Preferred Shares;

(e)    any securities issued in connection with any share split, share consolidation, share dividend or other similar event in which all Participation Right Holders participate on a pro rata basis;

(f)    any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;

(g)    any Ordinary Shares issued pursuant to a Qualified Public Offering; and

(h)    any securities issued pursuant to a Trade Sale (as defined below) approved by the Board (including the affirmative votes of all of the directors appointed by the holders of Preferred Shares).

3.4    Procedures.

(a)     First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Right Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Right Holder shall have ten (10) Business Days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase such Participation Right Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not exceeding such Participation Right Holder’s Pro Rata Share). If any Participation Right Holder fails to so agree in writing within the First Participation Period to purchase such Participation Right Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Right Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b)     Second Participation Notice; Oversubscription. If any Participation Right Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participation Right Holders who exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4 and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

3.5     Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participation Right Holder exercises the Right of Participation within the First Participation Period, the Company shall have one hundred and twenty (120) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Right Holders pursuant to this Section 3.

3.6     Termination. The Right of Participation shall terminate upon a Qualified Public Offering.

4.     TRANSFER RESTRICTIONS.

4.1    Certain Definitions. For purposes of this Section 4, “Ordinary Share Equivalents” means (i) the Company’s issued and outstanding Ordinary Shares, (ii) the Ordinary Shares issued or issuable upon conversion of the Company’s issued and outstanding Preferred Shares, (iii) the Ordinary Shares issuable upon exercise of issued and outstanding options or warrants, and (iv) the Ordinary Shares issuable upon conversion of any outstanding convertible securities; a “ROFR and Co-Sale Rights Holder” means each Major Series F Investor, each Major Series E Investor, each Major Series D Investor, each Major Series C Investor, each Major Series B+ Investor, each Series B Investor, each shareholder of the Company that is wholly owned directly or indirectly by any Management (each, a “Management Shareholder”) and their respective permitted assignees to whom their rights under this Section 4 have been duly assigned in accordance with this Agreement; provided that a Management Shareholder shall not be deemed as a ROFR and Co-Sale Rights Holder (i) under Section 4.3 and Section 4.4 if such Management Shareholder is the Selling Shareholder (as defined below) in a sale of the Restricted Shares or (ii) under Section 4.5; “Restricted Shares” means any of the Ordinary Shares and Series A Shares.

4.2    COC Sale.

(a)    If any third party (the “COC Offeror”) provides any offer or proposal to one or more Shareholders of the Company which offer as proposed indicates is or the COC Selling Shareholder (as defined below) knows or should have known (acting reasonably) is to acquire more than 50% of the voting securities of the Company (“Change of Control”) through acquisition or purchase, in one or a series of related transactions at same price and on substantially the same terms and conditions, of all or a part of such Shareholders’ Ordinary Share Equivalents and the Ordinary Share Equivalents of other Shareholders (the “COC Proposal”), each Shareholder receiving such COC Proposal (the “COC Selling Shareholder”) shall within fifteen (15) days following the receipt of such COC Proposal give written notice to the Company and Bytedance (the “COC Rights Holder”) with a copy to all other Shareholders with respect to the COC Proposal (the “COC Proposal Notice”), which COC Proposal Notice shall set forth the number of Ordinary Share Equivalents the COC Offeror proposes to purchase from such COC Selling Shareholder (the “COC Offered Shares”), the consideration to be paid for each COC Offered Shares by the COC Offeror (the “COC Offered Price”), the other terms and conditions proposed by the COC Offeror in the COC Proposal, and the name and address of the COC Offeror.

(b)    If, based on all the COC Proposal Notices received by the COC Rights Holder within thirty (30) days from its receipt of the first COC Proposal Notice (such period “COC Verification Period”), it is clear that the potential sale of all COC Offered Shares by the COC Selling Shareholders pursuant to the COC Proposals would result in a Change of Control, then within fifteen (15) days following the expiration of the COC Verification Period, the COC Rights Holder shall have the right, exercisable upon written notice (the “COC Counter Offer”) to each COC Selling Shareholder and the Company with a copy to all other Shareholders, to offer to purchase all but not less than all of the relevant COC Offered Shares from each COC Selling Shareholder at a price and on terms and conditions no less favorable to such COC Selling Shareholder than that described in its COC Proposal Notice.

(c)    If a COC Selling Shareholder wishes to accept the COC Counter Offer from the COC Rights Holder, it shall provide written notice to the COC Rights Holder within fifteen (15) days following the date of the COC Counter Offer (the “COC Counter Offer Period”) with respect to such acceptance with a copy to the Company and all other Shareholders, which written notice and the COC Counter Offer shall constitute the final agreement between the COC Rights Holder and such COC Selling Shareholder with respect to the sale and purchase of the relevant COC Offered Shares at the price and on the terms and conditions specified in the COC Counter Offer. The COC Rights Holder shall make payment of the purchase price specified in the COC Counter Offer for such COC Offered Shares within forty-five (45) days following the date of expiration of the COC Counter Offer Period by wire transfer of immediately available funds, or otherwise agreed to between the COC Selling Shareholder and the COC Rights Holder, to the COC Selling Shareholder. The COC Selling Shareholder shall upon the receipt of full payment from the COC Offeror cause all certificate(s) evidencing such COC Offered Shares to be surrendered to the Company for transfer to the COC Rights Holder. The provisions under Sections 4.4 and 4.5 of this Agreement shall not be applicable to the sale and transfer of COC Offered Shares by a COC Selling Shareholder to the COC Rights Holder pursuant to this Section 4.2(c).

(d)    If the COC Rights Holder responds in writing that it does not wish to provide the COC Counter Offer or does not provide the COC Counter Offer to each COC Selling Shareholder within fifteen (15) days following the expiration of the COC Verification Period, then subject to Sections 4.4 and 4.5 of this Agreement (if applicable), any COC Selling Shareholder may, within no later than ninety (90) days following the expiration of the foregoing fifteen (15) - day period, conclude a transfer of all or a portion of the COC Offered Shares covered by the COC Proposal to the COC Offeror on terms and conditions no more favorable to the COC Offeror than those specified in its COC Proposal Notice. So long as the COC Counter Offer is in compliance with the requirements in Section 4.2(b), to the extent a COC Selling Shareholder elects not to accept the COC Counter Offer within the COC Counter Offer Period, it shall not transfer any COC Offered Shares to the COC Offeror in response or pursuant to the COC Proposal that gave rise to the COC Counter Offer within one year from the date of the COC Counter Offer, and after the one year period, the COC Selling Shareholder must comply with this Section 4.2 again if it wishes to complete any transfer with the COC Offeror in response or pursuant to the same COC Proposal by giving another COC Proposal Notice. For the avoidance of doubt, this Section 4.2 shall not (i) prohibit any transfer by any COC Selling Shareholder to any COC Offeror pursuant to another COC Proposal so long as this Section 4.2 is complied with; or (ii) apply to any transfer of Ordinary Share Equivalents that is not pursuant to a COC Proposal.

(e)    The transfer and sale of COC Offered Shares pursuant to this Section 4.2 shall be subject to Section 4.8 and Section 8.3(v) of this Agreement.

4.3    Sale of Restricted Shares; Notice of Sale. Subject to Section 4.8 of this Agreement, if any Ordinary Shareholder or any Series A Investor (the “Selling Shareholder”) proposes to, directly or indirectly, sell, transfer, exchange, pledge, encumber, hypothecate, dispose of, or otherwise reduce the economic benefit of owning any Restricted Shares held by it (“Transfer”), then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company and each ROFR and Co-Sale Rights Holder prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of Restricted Shares to be sold or transferred (the “Offered Shares”), the nature of such Transfer, the consideration to be paid for each Offered Share (the “Offered Price”), and the name and address of each prospective purchaser or transferee.

4.4    Right of First Refusal.

(a)    First Refusal Allotment. Each ROFR and Co-Sale Rights Holder shall have the right (the “Right of First Refusal”), exercisable upon written notice to the Selling Shareholder, the Company and each other ROFR and Co-Sale Rights Holder, within thirty (30) days following the date of the Transfer Notice (the “First Refusal Period”), to elect to purchase all or any part of its pro rata share of the Offered Shares equivalent to the product obtained by multiplying such aggregate number of the Offered Shares as specified in the Transfer Notice by a fraction, the numerator of which is the number of Ordinary Share Equivalents held by such ROFR and Co-Sale Rights Holder at the time of the transaction and the denominator of which is the total number of Ordinary Share Equivalents owned by all ROFR and Co-Sale Rights Holders that have elected to exercise their Right of First Refusal at the time of the transaction (the “First Refusal Allotment”), at the same price and subject to the same material terms and conditions as described in the Transfer Notice. Any ROFR and Co-Sale Rights Holder shall not have a right to purchase any of the Offered Shares unless it exercises its Right of First Refusal within the First Refusal Period to purchase up to all of its First Refusal Allotment of the Offered Shares. To the extent that any ROFR and Co-Sale Rights Holder does not exercise its Right of First Refusal to the full extent of its First Refusal Allotment, the Selling Shareholder and the exercising ROFR and Co-Sale Rights Holders shall, within five (5) days after the end of the First Refusal Period, make such adjustments to the First Refusal Allotment of each exercising ROFR and Co-Sale Rights Holder so that any remaining Offered Shares may be allocated to those ROFR and Co-Sale Rights Holders exercising their Rights of First Refusal to the full extent of their respective First Refusal Allotment of the Offered Shares on a pro rata basis.

(b)    Expiration Notice. Within ten (10) days after expiration of the First Refusal Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and each ROFR and Co-Sale Rights Holder specifying either (i) that all of the Offered Shares were purchased by the ROFR and Co-Sale Rights Holders by exercising their Right of First Refusal pursuant to this Section 4.4, or (ii) that the ROFR and Co-Sale Rights Holders have not purchased all of the Offered Ordinary Shares, in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of their Co-Sale Rights described in Section 4.5 below.

(c)    Purchase Price. The purchase price for the Offered Shares to be purchased by the ROFR and Co-Sale Rights Holders exercising their Rights of First Refusal will be the price set forth in the Transfer Notice, but will be payable as set forth in Section 4.4(d) below. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith, which determination will be binding upon the Company, the ROFR and Co-Sale Rights Holders and the Selling Shareholder, absent fraud or error.

(d)    Payment. Payment of the purchase price for the Offered Shares purchased by the ROFR and Co-Sale Rights Holders shall be made within ten (10) days following the date of the First Refusal Expiration Notice. Payment of the purchase price will be made by wire transfer or check as directed by the Selling Shareholder and the ROFR and Co-Sale Rights Holders, if applicable.

(e)    Rights of a Selling Shareholder. If any ROFR and Co-Sale Rights Holder exercises its Right of First Refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such ROFR and Co-Sale Rights Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except for the right to receive payment for such Offered Shares from such ROFR and Co-Sale Rights Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such ROFR and Co-Sale Rights Holder.

(f)    Application of Co-Sale Rights. If the ROFR and Co-Sale Rights Holders have not elected to purchase all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the Co-Sale Right set forth in Section 4.5 below.

4.5    Co-Sale Right. To the extent the ROFR and Co-Sale Rights Holders have not exercised their Right of First Refusal with respect to all the Offered Shares, then each ROFR and Co-Sale Rights Holder that has not exercised its Right of First Refusal provided in Section 4.4 above shall have the right (the “Co-Sale Right”), exercisable upon written notice to the Selling Shareholder, the Company and each other ROFR and Co-Sale Rights Holder (the “Co-Sale Notice”) within fifteen (15) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares at the same price and subject to the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Company securities (on an absolute and as converted basis) that such participating ROFR and Co-Sale Rights Holder wishes to include in such Transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such ROFR and Co-Sale Rights Holder. To the extent one or more of the ROFR and Co-Sale Rights Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The Co-Sale Right of each ROFR and Co-Sale Rights Holder shall be subject to the following terms and conditions:

(a)     Co-Sale Pro Rata Portion. Each ROFR and Co-Sale Rights Holder exercising its Co-Sale Right may sell all or any part of that number of Ordinary Share Equivalents held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the Co-Sale Right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Share Equivalents (on an as-converted basis) owned by such ROFR and Co-Sale Rights Holder exercising their Co-Sale Rights at the time of the Transfer and the denominator of which is the total combined number of Ordinary Share Equivalents (on an as-converted basis) at the time owned by all ROFR and Co-Sale Rights Holders exercising their Co-Sale Right hereunder and the Selling Shareholder (excluding any Ordinary Shares of the Selling Shareholder on which any ROFR and Co-Sale Rights Holder has exercised its Right of First Refusal) (the “Co-Sale Pro Rata Portion”). To the extent that any ROFR and Co-Sale Rights Holder does not participate in the sale to the full extent of its Co-Sale Pro Rata Portion, the Selling Shareholder and the ROFR and Co-Sale Rights Holders who participated to the full extent of their respective Co-Sale Pro Rata Portion shall, within five (5) days after the end of the Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each such participating ROFR and Co-Sale Rights Holder so that any remaining Offered Shares may be allocated to such participating ROFR and Co-Sale Rights Holder on a pro rata basis.

(b)     Transferred Shares. Each participating ROFR and Co-Sale Rights Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i)     the number of Ordinary Share Equivalents which such ROFR and Co-Sale Rights Holder elects to sell;

(ii)     that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such ROFR and Co-Sale Rights Holder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such ROFR and Co-Sale Rights Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection 4.5(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii)     or a combination of the above.

(c)     Payment to ROFR and Co-Sale Rights Holders. The share certificate or certificates that the ROFR and Co-Sale Rights Holder delivers to the Selling Shareholder pursuant to Section 4.5(b) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such ROFR and Co-Sale Rights Holder that portion of the sale proceeds to which such ROFR and Co-Sale Rights Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a ROFR and Co-Sale Rights Holder exercising its Co-Sale Right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such ROFR and Co-Sale Rights Holder. The Company shall, upon surrendering by the prospective purchaser or the Selling Shareholder, of the certificates for the Preferred Shares or Ordinary Shares being transferred from the participating ROFR and Co-Sale Rights Holders as provided above and receipt by the participating ROFR and Co-Sale Rights Holders of the sale proceeds to which they are entitled, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchaser or the Selling Shareholder, as the case may be, as necessary to consummate the transactions provided herein.

4.6    Right to Transfer. To the extent the ROFR and Co-Sale Rights Holders do not elect to purchase, or participate in the sale of, all the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each ROFR and Co-Sale Rights Holder of the Transfer Notice, conclude a transfer of such number of Offered Shares covered by the Transfer Notice that have not been reduced pursuant to the Right of First Refusal and Co-sale Right of the ROFR and Co-Sale Rights Holders to the prospective purchaser or transferee specified in the Transfer Notice, which in each case shall be on terms and conditions no more favorable to such purchaser or transferee than those described in the Transfer Notice. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Restricted Shares by the Selling Shareholder, shall again be subject to the Right of First Refusal and Co-Sale Right provided under Sections 4.3 and 4.4 hereunder and shall require compliance by the Selling Shareholder with the procedures described under such Sections.

4.7    Exempted Transfers. Subject to Section 4.8 hereof, the rights and obligations provided under Sections 4.2, 4.4 and 4.5 hereunder shall not apply to (a) any Transfer of Restricted Shares to the Company pursuant to (x) a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship, or (y) any proposed repurchase that has been approved by the Board prior to the Closing Date, including the repurchases of Company Shares set forth under Schedule 5.10(a) of the Series F Purchase Agreement; (b) any transfer by a Management or a Management Shareholder of the economic interest in (but not the voting or other rights attached to or control derived from) any Restricted Shares to the parents, children or spouse, or to trusts for the benefit of such persons, of such Management for bona fide estate planning purposes; (c) any transfer of any Restricted Shares by a Selling Shareholder that is neither a Management nor a Management Shareholder to any Affiliate of such Selling Shareholder; (d) any transfer among the Management and the Management Shareholders, provided that at the time of such transfer the transferee Management shall remain in continuous employment with the Company or any other Group Company, or (e) any transfer in a Drag-Along Transaction pursuant to Section 5 (each transferee pursuant to the foregoing subsections (a), (b), (c) and (d), a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Company and the ROFR and Co-Sale Rights Holders and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor; provided, further, except for the transferor pursuant to the foregoing subsections (a) and (d), that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder; provided, further, that if any Permitted Transferee which received Restricted Shares pursuant to foregoing subsection (c) ceases to be a Permitted Transferee, it shall immediately transfer such Restricted Shares back to the applicable transferor from which it received such Restricted Shares.

4.8    Prohibited Transfers.

(a)    Within thirty six (36) months of the Closing Date, except for any transfer permitted under Section 4.2(c), 4.7 or 4.8(b), none of the Management shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of, through one or a series of transactions, any Company securities now held directly or indirectly by such Management or their respective Permitted Transferee, to any person (other than a Permitted Transferee) without the prior written approval of the H Capital Director, the Shunwei Director, the Temasek Director, the Bytedance Director and the CPE Director.

(b)    Notwithstanding anything to the contrary in Section 4.8(a) above and without prejudice to any transfer permitted under Section 4.7 above, the Management may aggregately sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of, through one or a series of transactions, up to 1% of the Company securities now held directly or indirectly by the Management or their respective Permitted Transferee, to any person that is not a Permitted Transferee without the approval from any director or any other Shareholder; provided that any of the foregoing sell, transfer or disposal shall be subject to the other restrictions as specified in this Section 4.

(c)    Notwithstanding anything to the contrary herein, no Shareholder may directly or indirectly transfer any Company securities held by it to any Company Competitor without the prior written consent of the Founder. “Company Competitor” shall mean any business or entity (whether in corporate, proprietorship or partnership form or otherwise) using any of the brand or trade name as set forth in the Exhibit M attached hereto, and the direct and indirect controlling companies, subsidiaries and other Affiliates of any of them.

(d)     Any attempt by a party to sell or transfer or otherwise dispose of Restricted Shares in violation of this Section 4 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Requisite Series F Investors, the Requisite Series E Investors, the Requisite Series D Investors, the Requisite Series C Investors, the Requisite Series B+ Investors and the holders of a majority of Series B Shares (voting as a separate class and on an as-converted basis) or their permitted assigns in accordance with this Section 4.

4.9    Restriction on Indirect Transfers. Notwithstanding anything to the contrary herein, without the prior approval of the H Capital Director, the Shunwei Director, the Temasek Director, the Bytedance Director and the CPE Director:

(a)     Each of the Management shall not, and shall cause any other person not to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by him or her or such other persons in any Operation Company to any person. Any transfer in violation of this Section 4.9(a) shall be void and each Operation Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest.

(b)     Each Operation Company (as defined under the Series F Purchase Agreement) shall not, and each of the Management shall cause each Operation Company not to, issue to any person any equity securities of such Operation Company, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of such Operation Company.

Each holder of Restricted Shares agrees that the transfer restrictions in this Agreement shall not be capable of being avoided by the holding of Restricted Shares indirectly through itself or an entity that can itself be sold in order to dispose of an interest in Restricted Shares free of such restrictions. Any transfer or other disposal of any shares (or other interest) in itself or such an entity shall be treated as being a transfer of the Restricted Shares held by the holder of Restricted Shares, respectively, and the provisions of this Agreement that apply in respect of the transfer of Restricted Shares shall thereupon apply in respect of the shares so held. Without limiting the generality of the foregoing, each holder of Restricted Shares further undertakes that it, and any of its direct and indirect holding companies, shall not issue or transfer, either directly or indirectly, any new share, option, warrant, convertible note and the like to any Person, except with the prior approval of the H Capital Director, the Shunwei Director, the Temasek Director the Bytedance Director and the CPE Director.

4.10    Term. The provisions under this Section 4 shall terminate upon the earlier of the occurrence of (i) a Qualified Public Offering, or (ii) a Trade Sale (as defined below).

4.11    Definition of Trade Sale. For purposes of this Agreement, a “Trade Sale” shall mean (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Group Companies (taken as a whole), (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Group Companies (taken as a whole), (iii) a sale, transfer or other disposition of a majority of the issued and outstanding share capital or equity interests of one or more Group Companies or a majority of the voting power of such Group Companies, in each case if such Group Companies hold all or substantially all of the assets of the Group Companies (taken as a whole); or (iv) a merger, consolidation or other business combination of the Company with or into any other business entity in which the shareholders of the Company immediately prior to such merger, consolidation or business combination hold less than a majority of the voting power of the surviving business entity.

4.12    Legend.

(a)    Each certificate representing the Restricted Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b)    Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.12(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

5.    DRAG ALONG OBLIGATIONS.

5.1    Drag-Along Rights. If (i) at any time during the term of this Agreement, the Requisite Series F Investors, the Requisite Series E Investors (including the Lead Series E Investors), the Requisite Series D Investors, the Requisite Series C Investors, the Requisite Series B+ Investors, the holders of at least a majority of Series B Shares (voting as a separate class and on an as-converted basis), the holders of at least a majority of Series A Shares (voting as a separate class and on an as-converted basis), and the holders of at least a majority of the then issued and outstanding Ordinary Shares (including, for the avoidance of doubt, the Founder, for so long as he continues to hold, directly and indirectly, an amount of the Ordinary Shares that is no less than seventy-five (75%) of the aggregate amount of the Ordinary Shares held directly or indirectly by him as of the Closing Date) (collectively, the “Drag-Along Shareholders”), approve a proposed Trade Sale (a “Drag-Along Transaction”), then, in any such event, upon written notice from such Drag-Along Shareholders requesting them to do so, each of the other Shareholders shall (i) vote, or give his written consent with respect to, all the Preferred Shares and Ordinary Shares held by him in favor of such proposed Drag-Along Transaction and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Transaction; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Transaction; (iii) transfer the same percentage of securities on the same terms as the Drag-Along Shareholders in the event that a proposed Drag-Along Transaction is structured as a share transfer; and (iv) take all actions reasonably necessary to consummate the proposed Drag-Along Transaction and to cause the Drag-Along Shareholders to receive their share of the proceeds of the consummation of the proposed Drag-Along Transaction, including without limitation amending the then existing Memorandum and Articles of Association of the Company, and (if the proposed Drag-Along Transaction involves the sale of Company Shares) executing and delivering all reasonably necessary documents including instruments of transfer, share certificates and resignation letters of directors appointed by the respective Shareholders.

5.2    Term. The provisions under this Section 5 shall terminate upon the completion of a Qualified Public Offering.

6.    ASSIGNMENT AND AMENDMENT.

6.1     Assignment. Notwithstanding anything herein to the contrary, and subject to complying with Section 12.6 hereof, any and all of the rights available to, any Series F Investor, any Series E Investor, any Series D Investor, any Series C Investor, any Series B+ Investor or any Series B Investor (in its capacity as a holder of Class B Shares or otherwise) under this Agreement shall be fully transferable and assignable in connection with a transfer of any Series F Shares, any Series E Shares, any Series D Shares, any Series C Shares, any Series B+ Shares, any Series B Shares or applicable Conversion Shares by such Series F Investor, Series E Investor, Series D Investor, Series C Investor, Series B+ Investor or Series B Investor; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall have agreed to accept such assigned rights subject to all the terms and conditions of this Agreement.

6.2     Amendment of Rights. Subject to Section 12.6 hereof, any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the Company and (i) as to the Series F Investor or the holders of Series F Shares, only by the holders of a majority of the then outstanding Series F Shares, including the affirmative vote of CPE; provided, however, that any holder of Series F Shares may waive any of its rights hereunder without obtaining the consent of any other holder of Series F Shares; provided, further, that any amendment that disproportionately and adversely affects a holder of Series F Shares shall require the consent of such holder; (ii) as to the Series E Investors or the holders of Series E Shares, only by the holders of a majority of the then outstanding Series E Shares, including the affirmative vote of Temasek, Bytedance, CPE, H Capital IV, L.P. and Shunwei Growth III Limited; provided, however, that any holder of Series E Shares may waive any of its rights hereunder without obtaining the consent of any other holder of Series E Shares; provided, further, that any amendment that disproportionately and adversely affects a holder of Series E Shares shall require the consent of such holder; (iii) as to the Series D Investors or the holders of Series D Shares, only by the holders of a majority of the then outstanding Series D Shares, including the affirmative vote of Shunwei Ventures II Limited, H Capital II, L.P., DST and Temasek; provided, however, that any holder of Series D Shares may waive any of its rights hereunder without obtaining the consent of any other holder of Series D Shares; provided, further, that any amendment that disproportionately and adversely affects a holder of Series D Shares shall require the consent of such holder; (iv) as to the Series C Investors or the holders of Series C Shares, only by the holders of at least 80% of the Series C Shares issued and outstanding (voting as a separate class and on an as-converted basis); provided, however, that any holder of Series C Shares may waive any of its rights hereunder without obtaining the consent of any other holder of Series C Shares; (v) as to the Series B+ Investors or the holders of Series B+ Shares, only by the Requisite Series B+ Investors; provided, however, that any holder of Series B+ Shares may waive any of its rights hereunder without obtaining the consent of any other holder of Series B+ Shares; (vi) as to the Series B Investors or the holders of Series B Shares, only by the holders of at least a majority of the Series B Shares (voting as a separate class and on an as-converted basis); provided, however, that any holder of Series B Shares may waive any of its rights hereunder without obtaining the consent of any other holder of Series B Shares; (vii) as to the Series A Investors or the holders of Series A Shares, only by the Requisite Series A Investors; provided, however, that any holder of Series A Shares may waive any of its rights hereunder without obtaining the consent of any other holder of Series A Shares; (viii) as to the Ordinary Shareholders or the holders of Ordinary Shares, only by the holders of at least a majority of the Ordinary Shares; provided, however, that any holder of Ordinary Shares may waive any of its rights hereunder without obtaining the consent of any other holder of Ordinary Shares, and (ix) as to the Management, by such Management, so long as he or she is providing services to the Company as an employee or a consultant; provided, however, that any one of Management may waive any of its rights hereunder without obtaining the consent of any other Management. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon each of the parties hereto, each Shareholder and their respective assigns.

7.    CONFIDENTIALITY AND NON-DISCLOSURE.

7.1     Disclosure of Terms. The terms and conditions of this Agreement, the Series F Purchase Documents, any other document the execution of which is contemplated under the Series F Purchase Documents, all exhibits and schedules attached hereto and thereto (including their existence) (the “Financing Terms”), any information concerning the organization, business, technology, finance, transactions or affairs of any Party or any Group Company or any of their respective directors, officers or employees (whether conveyed in written, oral or any other form and whether such information is furnished before, on or after the date of this Agreement), and any other information or materials prepared by a Party or any Group Company that contains or otherwise reflects, or is generated from the foregoing (collectively, the “Confidential Information”), shall be considered confidential and shall not be disclosed by any party hereto to any third party, except: (i) with the prior consent of the Company, or (ii) in accordance with the provisions set forth below; provided that such Confidential Information shall not include any information that is (x) in the public domain other than caused by the breach of the confidentiality obligations hereunder or (y) was lawfully in the possession of such party prior to the disclosure by the relevant disclosing party.

7.2     Press Releases; Use of Investor’s Name.

(i)    Any press release issued by the Group Companies and/or their Affiliates shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Requisite Series F Investors, the Requisite Series E Investors, the Requisite Series D Investors, Requisite Series C Investors, the Requisite Series B+ Investors, the holders of at least a majority of Series B Shares (voting as a separate class and on an as-converted basis) and the Requisite Series A Investors. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Requisite Series F Investors, the Requisite Series E Investors, the Requisite Series D Investors, the Requisite Series C Investors, the Requisite Series B+ Investors, the holders of at least a majority of Series B Shares (voting as a separate class and on an as-converted basis) and the Requisite Series A Investors.

(ii)    The Group Companies and/or their Affiliates shall not use the name of Shunwei in any manner, context or format (including but not limited to reference on or links to website, press release, etc.), unless such publicity is within the authorized scope of use that have been approved by Shunwei.

(iii)    Except with the prior written consent of Bytedance (including via electronic mail) or otherwise permitted under any agreement between Bytedance or its Affiliates, on the one hand, and any Group Company, on the other hand (including the Cooperation Framework Agreement), none of the Group Companies, the Management or other Shareholders of the Company shall be entitled to use, publish or reproduce the name, trademark or logo of such Series E Investor and/or its Affiliates (including the design logo of “今日头条” and “头条”), or any similar name, trademark and/or logo in any of their marketing, advertising, publicity or promotion materials or otherwise for any marketing, advertising, publicity or promotional purposes.

(iv)    Except with the prior written consent of DST or Moussedragon, L.P., as applicable (including via electronic mail), none of the Group Companies, the Management or other Shareholders of the Company shall be entitled to use, publish or reproduce the name, trademark or logo of such Shareholder (including, in the case of Moussedragon, L.P., “Mousse”, and/or “Chanel”), or any similar name, trademark and/or logo in any of their marketing, advertising, publicity or promotion materials or otherwise for any marketing, advertising, publicity or promotional purposes.

(v)    Except with the prior written consent of CPE, as applicable (including via electronic mail), none of the Group Companies, the Management or other Shareholders of the Company shall be entitled to use, publish or reproduce the following words: “中信”, “中信集团”, “中信产业基金”, “CITIC”, “CPE”, “CITICPE” or logo, separately or in any combination, or otherwise any similar names, trademarks, trade names of the above, e.g., any of the following shall be prohibited: “中信XXX”, “中信•XXX”, “中信-XX”, “中信|XX”, “中信产业基金XXX”, “中信产业基金•XXX”, “中信产业基金-XX”, “中信产业基金|XX”, or any similar name, trademark or logo in any of their marketing, advertising publicity or promotion materials or otherwise for any marketing, advertising, publicity or promotional purposes.

7.3     Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the Confidential Information to its Affiliates or current or bona fide prospective investors, financing sources, transferees, directors, officers, employees, investment bankers, lenders, partners, accountants and attorneys on an as needed basis, in each case only where such persons or entities are under appropriate nondisclosure obligations or otherwise under a binding professional obligation of confidentiality.

7.4     Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose any Confidential Information in contravention of the provisions of this Section 7, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

7.5     Other Information. The provisions of this Section 7 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

7.6     Notices. All notices required under this section shall be made pursuant to Section 12.1 of this Agreement.

8.     PROTECTIVE PROVISIONS.

8.1     Shareholders’ Reserved Matters.

Subject to any additional requirements imposed by the Companies Law (2020 Revision) of the Cayman Islands or as the same may be revised from time to time, and without prejudice to the statutory powers of the Shareholders, in addition to such other limitations as may be provided in the Memorandum and Articles, any of the following acts of the Company or any other Group Company expressly specified hereunder (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the approval of (i) the Requisite Series F Investors so long as any Series F Share remains issued and outstanding, (ii) the Requisite Series E Investors so long as any Series E Share remains issued and outstanding, (iii) the Requisite Series D Investors so long as any Series D Share remains issued and outstanding, (iv) the Requisite Series C Investors so long as any Series C Share remains issued and outstanding, (v) the Requisite Series B+ Investors so long as any Series B+ Share remains issued and outstanding, and (vi) the holders of at least two thirds (2/3) of the then issued and outstanding Series B Shares (voting as a separate class and on an as-converted basis) so long as any Series B Share remains issued and outstanding, and (vii) the holders of a majority of the then issued and outstanding Ordinary Shares (voting as a separate class, and for the avoidance of doubt, including the approval of the Founder, for so long as he continues to hold, directly and indirectly, an amount of the Ordinary Shares that is no less than seventy-five (75%) of the aggregate amount of the Ordinary Shares held directly or indirectly by him as of the Closing Date) so long as any Ordinary Share remains issued and outstanding:

(i)    any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Class B Shares, the Series C Shares, the Series D Shares, the Series E Shares or the Series F Shares; provided, that any such amendment or change that disproportionately and adversely affects a holder of the foregoing shares shall require the consent of such holder;

(ii)    any action that reclassifies any outstanding shares into shares having preferences or priority senior to or on a parity with the preference of the Class B Shares, the Series C Shares, the Series D Shares, the Series E Shares or the Series F Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(iii)    any increase or decrease (except as a result of any transaction approved or permitted pursuant to Section 8.1(vi) below or any issue of Company securities specified under Sections 3.3(a) to (h) to the extent the underlying transactions have been approved pursuant to this Agreement or the Memorandum and Articles) in the number of authorized or issued share capital of the Company, or any increase or decrease in the number of authorized or issued share capital of any other Group Company;

(iv)    any amendment to or adoption of the Memorandum and Articles (except for any amendment or adoption expressly permitted under this Agreement); provided, that any such amendment or change or adoption that disproportionately and adversely affects any Shareholder shall require the consent of such Shareholder;

(v)    any change of name of the Company;

(vi)    any action that repurchases, redeems, retires or accepts the surrender or cancellation of any of the Company’s voting securities other than (a) pursuant to contractual rights to repurchase Ordinary Shares or preferred shares from employees, directors or consultants of the Company or its subsidiaries upon termination of their employment or services or pursuant to the exercise of a contractual right of first refusal held by the Company, (b) the redemption of any Class B Shares, Series C Shares, Series D Shares, Series E Shares or Series F Shares pursuant to the Memorandum and Articles of the Company, (c) any repurchase permitted under the restricted share purchase agreement dated as of March 9, 2015 by and among the Founder, the Company and other parties thereto, (d) any proposed repurchase that has been approved by the Board prior to the Closing Date, including the repurchases of Company Shares set forth under Schedule 5.10(a) of the Series F Purchase Agreement, or (e) any repurchase or redemption undertaken for the purposes of effecting the conversion of any Preferred Shares; and

(vii)    the liquidation, dissolution, restructuring, bankruptcy, winding up or initiation of similar proceedings of the Company, or application for the appointment of a receiver, manager, judicial manager or officer with similar functions.

8.2.     Special Board Approval Matters.

Subject to any additional requirements imposed by the Companies Law (2020 Revision) of the Cayman Islands or as the same may be revised from time to time, and without prejudice to the statutory powers of the Shareholders, in addition to such other limitations as may be provided in the Memorandum and Articles, any of the following acts of the Company or any other Group Company expressly specified hereunder (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the approval of a majority of the votes available to all of the directors then in office, which approval shall include the affirmative approval of all the Investor Directors; provided that any of the acts of the Company or any other Group Company expressly specified under Section 8.2(xix), Section 8.2(xxi) or Section 8.2(xxvi) (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the approval of a majority of the votes available to all of the directors then in office, which approval shall include the affirmative approval of the Precise Asset Director, the Shunwei Director, the H Capital Director, at least one of the Series E Investor Directors (but in any event including the Bytedance Director) and the CPE Director:

(i)    any action that authorizes, creates or issues any class of the Company securities having preferences superior to or on a parity with the Class B Shares, Series C Shares, Series D Shares, Series E Shares or Series F Shares of the Company;

(ii)    any bond or note financing, or any action that authorizes, creates, issues, repurchases, redeems or retires any bond, note or other convertible securities of any Group Company;

(iii)    any increase or decrease of the registered capital of, any sale, pledge, transfer, or otherwise disposal of any equity interests of, and any issuance of any equity securities by, any Group Company that is incorporated under the laws of the PRC;

(iv)    any amendment to the constitutional documents of any Group Company other than the Company;

(v)    any termination, modification or waiver of, or any amendment to the Control Documents (except for those permitted and contemplated under the Series F Purchase Agreement);

(vi)    consolidation or merger with or into any other business entity or the sale of all or substantially all the assets of any Group Company or the license out of all or substantially all of intellectual property rights of any Group Company;

(vii)    the liquidation, dissolution, restructuring, bankruptcy, winding up or initiation of similar proceedings of any Group Company other than the Company, or application for the appointment of a receiver, manager, judicial manager or officer with similar functions, except for the liquidation and de-registration of Beijing Operation Co. 1;

(viii)    the declaration or payment of any dividend or other distribution in any form;

(ix)    incurrence of indebtedness by any Group Company of any borrowed money or obtaining any financial facilities, other than trade facilities obtained from the banks or other financial institutions or trade credit incurred in the ordinary course of business;

(x)    any transaction of any Group Company with value in excess of US$5,000,000, whether as to the incurrence of capital commitment or capital expenditure, or the purchase or acquisition or lease of any assets or real property, or otherwise;

(xi)    the investment in excess of US$5,000,000 by any Group Company in any other corporation, partnership, trust, joint venture, association or other entity;

(xii)    the establishment of any subsidiary or branch by any Group Company with a value in excess of US$5,000,000;

(xiii)    any change in compensation by more than 50% in any twelve (12) month period of the Company’s Chief Executive Officer, Chief Financial Officer (the “CFO”) or absent of which, the financial executive in charge of the financial matters of the Company, and Chief Operating Officer;

(xiv)    any transaction or series of transactions between any Group Company and any of its shareholder, director, officer or employee or their Affiliates, any Affiliates of any Group Company or any shareholder, director, officer or employee of such Affiliates of any Group Company with a value in excess of US$5,000,000, or any change to the terms of such transaction thereof;

(xv)    the extension by any Group Company of any loan or advance, or guarantee for indebtedness to, any other entity or person other than to a Group Company, except for trade credit incurred in the ordinary course of business;

(xvi)    any creation, issuance or incurrence of any indemnity, debenture, security interest, lien, charge, or other encumbrance on all or any parts of the business, assets or rights of any Group Company, except for such indemnity, debenture, security interest, lien, charge, or other encumbrance that are (x) created in the ordinary course of business, or (y) with a value not exceeding US$5,000,000;

(xvii)    any sale, transfer, or disposal of material assets or business of any Group Company beyond ordinary course of business;

(xviii)    any sale, transfer, license, creating pledge or encumbrance over, or disposal of any material goodwill, technology or intellectual property owned by any Group Company, other than licenses granted in the ordinary course of business;

(xix)    the approval of, and any material change in the Company’s business plan or annual budget;

(xx)    the adoption, amendment or termination of the ESOP or any other equity-based incentive, purchase or participation plans for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies, any issuance or grant to director or officer under the Fourth Amended and Restated 2015 Share Option Plan and Amended and Restated 2018 Share Option Plan of the Company, or any issuance or grant under any ESOP other than the Fourth Amended and Restated 2015 Share Option Plan and Amended and Restated 2018 Share Option Plan of the Company;

(xxi)    any change to the scope of business of any Group Company different from that described in the current business plan, or any change to or cease of the business undertakings of any Group Company, or any termination or suspension of the business of any Group Company as currently conducted;

(xxii)    any increase or decrease of the size and composition of the Board not otherwise provided for herein;

(xxiii)    the determination of the chief financial officer, accountants and legal counsels to be engaged by the Company in its initial public offering;

(xxiv)    the appointment or removal of auditors of the Company, or any change in the accounting and financial policies or the fiscal year of the Company;

(xxv)    the initiation, waiver, compromise, or settlement of any dispute, claim, litigation or arbitration involving an amount greater than US$5,000,000; and

(xxvi)    the appointment or removal of the CFO of the Company.

8.3     Matters subject to Approval of Specified Shareholders.

Subject to any additional requirements imposed by the Companies Law (2020 Revision) of the Cayman Islands or as the same may be revised from time to time, and without prejudice to the statutory powers of the Shareholders, in addition to such other limitations as may be provided in the Memorandum and Articles,

(i)    any issuance of any Series D Shares, or any securities convertible or exchangeable into, or reclassification of any outstanding shares into, Series D Shares shall require the prior approval of each of Shunwei Ventures II Limited, H Capital II, L.P., Temasek and DST;

(ii)    any issuance of any Series E Shares, or any securities convertible or exchangeable into, or reclassification of any outstanding shares into, Series E Shares shall require the prior approval of each of the Lead Series E Investors;

(iii)    any issuance of any Series F Shares, or any securities convertible or exchangeable into, or reclassification of any outstanding shares into, Series F Shares shall require the prior approval of CPE;

(iv)    any initial public offering of the Company that is not a Qualified Public Offering shall require the prior approval of Shunwei, H Capital, Temasek, DST, Bytedance and CPE; and

(v)    any Trade Sale (including a Drag-Along Transaction) in which the equity valuation of the Company or the Group Companies (taken as a whole) is less than US$2,400,000,000 shall require the prior approval of Shunwei, H Capital, Temasek, DST, Bytedance and CPE.

8.4     Ordinary Board Approval. Subject to Sections 8.1 to 8.3 above, any and all other actions, matters, decisions of the Group Companies customarily reserved for the Board shall require the majority votes of the Board.

8.5     Term. The provisions under this Section 8 shall terminate upon the effectiveness of the registration statement for a Qualified Public Offering.

9.    NON-COMPETITION AND OTHER UNDERTAKINGS.

9.1    Non-Competition. Each of the Management hereby covenants and undertakes that he or she shall devote one hundred percent (100%) of his or her working time and attention to the business of the Group Companies, and use his or her best efforts to develop the business and care for the interests of the Group Companies. Each of the Management hereby further covenants and undertakes that, unless conducted through the Group Companies or upon the prior written consent of the Requisite Series F Investors, the Requisite Series E Investors, the Requisite Series D Investors, the Requisite Series C Investors, the Requisite Series B+ Investors and the holders of at least a majority of Series B Shares (voting as a separate class and on an as-converted basis), during the period when he or any of his Permitted Transferee holds any direct or indirect equity interest in any Group Company and for a further period of twenty-four (24) months thereafter, or in the case of Mr. Don Xiangdong CAI, during the period when he or his Permitted Transferee holds any direct or indirect equity interest in any Group Company and for a further period of twelve (12) months thereafter, the Management shall not, and shall cause Mr. Don Xiangdong CAI not to, directly or indirectly through any Affiliate, own, manage, be engaged in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation, or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is related to the Principal Business or otherwise competes with any Group Company (each, a “Restricted Business”); provided, however, that the restrictions contained in this Section 9.1(i) shall not (i) restrict the acquisition or ownership by the Management or by Mr. Don Xiangdong CAI, directly or indirectly of less than 1% of the outstanding share capital of any publicly traded company engaged in a Restricted Business, or (ii) prevent any Management from serving as a director or officer of or otherwise rendering services for any entity in which any Group Company holds equity interests or made investment in.

9.2    Non-Solicitation. Each of the Management hereby further covenants and undertakes that, during the period when he or any of his Permitted Transferee holds any direct or indirect equity interest in any Group Company and for a further period of (i) twenty-four (24) months thereafter in the case of the Management, or (ii) twelve (12) months thereafter in the case of Mr. Don Xiangdong CAI, he or she shall not, and shall cause Mr. Don Xiangdong CAI not to, cause, solicit, induce or encourage any employees of the Group Companies to leave such employment or hire, employ or otherwise engage any such individual, or cause, induce or encourage any current or prospective client, customer, supplier, licensee or licensor of the Group Companies or any other person who has a business relationship with the Group Companies, to terminate or modify to the detriment of the Group Companies any such relationship; provided, that: (i) the Management and Mr. Don Xiangdong CAI may give personal references on behalf of any person if so requested by a such person who initiates such request; and (ii) the Management and Mr. Don Xiangdong CAI may place general hiring advertisements in publications for a company that is not a Group Company provided that such advertisements are not targeted, directly or indirectly, at any employees of the Group Companies or any current or prospective client, customer, supplier, licensee or licensor of the Group Companies or any other person who has a business relationship with the Group Companies.

9.3    Control. Each of the Management covenants and undertakes that:

(i)    he shall maintain his Chinese nationality and to procure that the WFOE be controlled by Chinese nationals, in each case for the purposes of applicable PRC foreign investment laws as issued and promulgated at the Closing Date and he shall use reasonable best efforts to procure the same for the purposes of applicable PRC foreign investment laws issued and promulgated after the Closing Date and relevant implementing rules or interpretations thereof, and he shall procure that the Beijing Operation Co. 1, the Beijing Operation Co. 2, the Beijing Operation Co. 3, the Shanghai Operation Co. 1, the Shanghai Operation Co. 2 and the Tianjin Operation Co. and each of their respective subsidiaries shall be PRC domestic companies for the purposes of any determination by the Ministry of Industry and Information Technology of the PRC based on applicable PRC laws and regulations as issued and promulgated at the Closing Date and relevant implementing rules or interpretations thereof and shall use reasonable best efforts to procure the same for the purposes of any determination by the Ministry of Industry and Information Technology of the PRC based on applicable PRC laws issued and promulgated after the Closing Date and relevant implementing rules or interpretations thereof; and

(ii)    to procure that each of the Beijing Operation Co. 1, the Beijing Operation Co. 2, the Beijing Operation Co. 3, the Shanghai Operation Co. 1, the Shanghai Operation Co. 2, the Tianjin Operation Co., the Beijing School and the other Group Companies shall maintain all of its material licenses (including the ICP License and the School Operation Permit) required for its operations as carried out by it on the Closing Date.

9.4    Control Documents.

(i)    Each of the Shanghai WFOE, the Beijing WFOE, the Shanghai Operation Co. 1, the Beijing Operation Co. 3 and the Management covenants and undertakes that, and each of the other Group Companies covenants and undertakes to use reasonable best efforts to procure that:

(a)    the Group Companies which are parties to the Control Documents shall perform the Control Documents and shall not amend or terminate the Control Documents (except for such amendment to or termination of the Control Documents pursuant to Section 5.8 of the Series F Purchase Agreement) without the prior written consent of the Requisite Series F Investors, the Requisite Series E Investors and the Requisite Series D Investors;

(b)    the terms of the Control Documents and the performance by the Group Companies which are parties to the Control Documents in accordance with their terms shall comply with applicable PRC laws, and subject to Section 9.4(i), shall be amended as required to comply with applicable PRC laws as and when required; and

(c)    if under applicable PRC foreign investment laws and relevant implementing rules or interpretations thereof, the Company shall be permitted under such law to directly or indirectly hold all of the equity interests of the Beijing Operation Co. 1, the Beijing Operation Co. 2, the Beijing Operation Co. 3, the Shanghai Operation Co. 1, the Shanghai Operation Co. 2, the Tianjin Operation Co., the Beijing School and the other Group Companies currently controlled by it through the Control Documents, and which will not result in or being reasonably expected to result in (a) a Material Adverse Effect; (b) a material adverse effect on the ability of any of H Capital, Temasek, DST, Bytedance or CPE to hold the Company Shares; or (c) the Beijing Operation Co. 1, the Beijing Operation Co. 2, the Beijing Operation Co. 3, the Shanghai Operation Co. 1, the Shanghai Operation Co. 2, the Tianjin Operation Co., the Beijing School or any other Group Company ceasing to maintain any material license (including the ICP License and the School Operation Permit) required for its operations as carried out by it as of the Closing Date, then subject to Section 9.4(i), as soon as reasonably practicable, all of the equity interests of the Beijing Operation Co. 1, the Beijing Operation Co. 2, the Beijing Operation Co. 3, and Shanghai Operation Co. 1, the Shanghai Operation Co. 2, the Tianjin Operation Co. and the Beijing School will be transferred to the Company or a wholly-owned subsidiary of the Company by exercising the relevant call options contained in the Control Documents (or by effecting a transaction with similar effect) and the Control Documents will be terminated without any residual liability for the Company.

(ii)    Without prejudice to Section 9.4(i)(c), in the event that the arrangements under the Control Documents are deemed to be invalid, illegal or unenforceable, the Company and the Management shall discuss in good faith with the Investors regarding the possible restructuring arrangements (the “Restructuring”) for the purpose of substituting such invalid, illegal or unenforceable arrangements with valid, legal and enforceable alternative arrangements, which shall ensure that the Shareholders will after such Restructuring continue to enjoy substantially the same interests and rights in the Group Companies (or their successors or replacement entity(ies) that own(s), directly or indirectly, the business that was conducted by the Group Companies immediately prior to the Restructuring) as those they have immediately prior to the Restructuring, and the Company and the Management shall use reasonable best efforts to implement and consummate such Restructuring as agreed to by and among the Company, the Management and the Investors.

10.     Vesting Schedule of ESOP. Except for such vesting schedule as specified in the ESOP, the vesting schedule for all Ordinary Shares, or options to purchase such Ordinary Shares, issued after the Closing Date to employees, officers, directors, consultants and other service providers of the Company pursuant to the ESOP shall be approved by Board (including the affirmative vote of the H Capital Director, the Shunwei Director, the Temasek Director, the Bytedance Director and the CPE Director). This Section 10 shall terminate upon the effectiveness of the registration statement for a Qualified Public Offering.

11.     Qualified Public Offering.

11.1    Procurement of Qualified Public Offering. From the Closing Date and until the consummation of the Qualified Public Offering, each of the Group Companies and the Management acknowledges and agrees that it shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper and advisable, and make its best efforts, to cause the Company to consummate a Qualified Public Offering, including taking any action that the underwriters, or sponsors of the Qualified Public Offering may recommend or require.

11.2    Dual-class Share Structure, etc. The parties to this Agreement hereby agree that the Company shall adopt a dual class ordinary share structure immediately prior to the completion of a Qualified Public Offering, with the Founder and/or the Founder’s Management Shareholder holding one class of ordinary shares and all other shareholders of the Company holding another class of ordinary shares. The class of ordinary shares held by the Founder and/or the Founder’s Management Shareholder shall be entitled to multiple votes per share (such ordinary shares, “Class B Shares”) as compared to the class of ordinary shares held by all the other Shareholders which shall be entitled to one (1) vote per share (such ordinary shares, “Class A Shares”); provided that (i) any shares of the Company to be issued to the Founder and/or the Founder’s Management Shareholder pursuant to any option to be granted under any ESOP on or after the date of this Agreement (the “Future ESOP Shares”) and any shares of the Company to be acquired by the Founder and/or the Founder’s Management Shareholder from any person other than the Company on or after the date of this Agreement shall be designated as Class A Shares; and (ii) upon any transfer of any Class B Shares by the Founder and/or the Founder’s Management Shareholder to any other person (excluding any Founder SPV), such Class B Shares shall be automatically and immediately converted into an equal number of Class A Shares. Each of the parties hereto shall take all necessary actions, including by means of voting at each meeting of shareholders of the Company or in lieu of any such meeting giving its written consent with respect to, as the case may be, all of its voting securities of the Company as may be necessary to adopt such dual class ordinary share structure or to amend the Memorandum and Articles to reflect such dual class ordinary share structure. Prior to the completion of a Qualified Public Offering, the Company, the Management and the Shareholders shall also discuss in good faith the modification of the Founder Director Super Vote Right and other corporate governance structure (including decision-making powers and mechanisms and board appointment rights) applicable to the Group, and to the extent such corporate governance structure is agreed to in good faith by the Company, the Management and the Shareholders, all the parties hereto shall take all necessary actions to approve and adopt such corporate governance structure.

12.     GENERAL PROVISIONS.

12.1     Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit J hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit J; (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit J with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or (e) when sent by electronic mail at the e-mail address set forth in Exhibit J hereto during a Business Day, on that Business Day (or on the next Business Day if sent after 5:00 p.m., local time at the receiving party’s location or on any non-Business Day).

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 12.1 by giving the other party written notice of the new address in the manner set forth above.

12.2     Entire Agreement. This Agreement, the Series F Purchase Documents, and any Transaction Documents (as defined in the Series F Purchase Agreement) except for the Prior Shareholders Agreement, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. This Agreement shall supersede, in its entirety, the Prior Shareholders Agreement which shall terminate and have no further force or effect whatsoever as of the date hereof.

12.3     Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of Hong Kong to the rights and duties of the parties hereunder.

12.4     Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

12.5     Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

12.6     Successors and Assigns. Subject to the provisions of Section 6, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto. Subject to the terms and conditions of this Agreement, each Shareholder may transfer all or part of the securities of the Company held by such Shareholder to any third party and assign any of its respective rights, interests, or obligations hereunder together with the transfer of such securities. Each transferee or assignee of such securities shall continue to be subject to the terms hereof. As a condition to the Company’s recognizing such transfer or assignment or issue of securities, each transferee or assignee or new subscriber of securities shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering a Deed of Adherence substantially in the form attached hereto as Exhibit K (the “Deed of Adherence”). Upon the execution and delivery of a Deed of Adherence by any transferee or assignee or subscriber, such transferee or assignee or subscriber shall be deemed to be a party hereto as if such transferee’s or assignee’s or subscriber’s signature appeared on the signature page of this Agreement. The Company shall not permit the transfer or assignment of any securities of the Company or issue securities subject to this Agreement on its books or issue a new certificate or instrument representing any Company’s securities unless and until the transferee or assignee or subscriber shall have complied with the terms of this Section 12.6.

12.7     New Subsidiaries. If any Group Company forms or acquires an equity stake in any other subsidiary after the date of this Agreement, such other subsidiary shall execute a deed of adherence in form and substance satisfactory to the Series F Investors, the Series E Investors and the Series D Investors in favour of the parties hereto, agreeing to assume the rights and obligations under this Agreement as a “Group Company”, and the parties agree that upon such execution, such other subsidiary shall become a party to this Agreement, as a “Group Company.”

12.8     Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

12.9     Counterparts. This Agreement may be executed and delivered by facsimile or other electronic signature and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.10     Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

12.11    Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by Affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

12.12    Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Memorandum and Articles, the terms of this Agreement shall control among the Shareholders. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Memorandum and Articles so as to eliminate such inconsistency.

12.13    Further Financing. Subject to Section 8, if the Company completes any further financing after the Closing Date which contains terms and conditions more favorable than those granted to each Series F Investor, Series E Investor, Series D Investor, Series C Investor, Series B+ Investor or each Series B Investor set forth in the Transaction Documents, the Company covenants and agrees that it shall, and the Management covenants and agrees that he or she shall cause the Company to, take whatever actions are necessary to grant the same to each Series F Investor, Series E Investor, Series D Investor, each Series C Investor, each Series B+ Investor or each Series B Investor.

12.14     Dispute Resolution. All disputes and controversies arising out of or in connection with this Agreement shall be finally resolved by arbitration in Hong Kong under the Hong Kong International Arbitration Center Administered Arbitration Rules (the “Rules”) in force when the Notice of Arbitration (as defined by the Rules) is submitted in accordance with the Rules. For the purpose of such arbitration, there shall be three arbitrators to form an arbitration board, with one being appointed by all claimants collectively, one being appointed by all respondents collectively, and the third being selected by the Chairman of the Hong Kong International Arbitration Centre.

12.15     Effectiveness. This Agreement shall become effective and binding as of the date hereof. This Agreement shall terminate and cease to have effect (i) with respect to all parties hereto, upon mutual consent of the parties, or (ii) with respect to any Shareholder, upon the time such Shareholder no longer holds any Company Shares; in each case provided that, unless otherwise agreed by the parties hereto, (x) any right or obligation stated, explicitly or otherwise, to continue to exist after the termination (including those under Sections 4.7, 7, 12.1, 12.3 and 12.14) shall remain in force and (y) the termination shall be without prejudice to the rights of any party in respect of a breach of any provisions of this Agreement prior to the termination.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY

17 Education & Technology Group Inc.

By:	/s/ LIU Chang
Name:	LIU Chang
Title:	Director

HK COMPANY

Sunny Education (HK) Limited

By:	/s/ LIU Chang
Name:	LIU Chang
Title:	Director

Shanghai WFOE

Shanghai Yiqi Zuoye Information Technology Co., Ltd.
(上海一起作业信息科技有限公司)

By:	/s/ LIU Chang
Name:	LIU Chang (刘畅)
Title:	Legal Representative

Beijing WFOE

Beijing Yiqi Education & Technology Co., Ltd.
(北京一起教育科技有限责任公司)

By:	/s/ LIU Chang
Name:	LIU Chang (刘畅)
Title:	Legal Representative

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHANGHAI OPERATION CO. 1

Shanghai Hexu Information Technology Co., Ltd.
(上海合煦信息科技有限公司)

By:	/s/ LIU Chang
Name:	LIU Chang (刘畅)
Title:	Legal Representative

SHANGHAI OPERATION CO. 2

Qi Mai Information Technology (Shanghai) Co., Ltd.
(启劢信息科技（上海）有限公司)

By:	/s/ XIAO Dun
Name:	XIAO Dun (肖盾)
Title:	Legal Representative

BEIJING OPERATION CO. 1

Beijing Jin Wen Lang Science Technology Co., Ltd.
(北京金闻朗科技有限公司)

By:	/s/ LIU Chang
Name:	LIU Chang (刘畅)
Title:	Legal Representative

BEIJING OPERATION CO. 2

Beijing Yiqi Science Technology Co., Ltd.
(北京一起科技有限公司)

By:	/s/ XIAO Dun
Name:	XIAO Dun (肖盾)
Title:	Legal Representative

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

BEIJING OPERATION CO. 3

Beijing Yiqi Education Information Consultation Co., Ltd. (北京一起教育信息咨询有限责任公司)

By:	/s/ LIU Chang
Name:	LIU Chang (刘畅)
Title:	Legal Representative

TIANJIN OPERATION CO.

Shang Li Qi Di Education Technology (Tianjin) Co., Ltd.
(尚立启迪教育科技（天津）有限公司)

By:	/s/ LIU Xuhong
Name:	LIU Xuhong (刘旭宏)
Title:	Legal Representative

BEIJING SCHOOL

Beijing Haidian District Yiqi Education Training School
(北京市海淀区一起教育培训学校)

By:	/s/ XIAO Dun
Name:	XIAO Dun (肖盾)
Title:	Legal Representative

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MANAGEMENT

/s/ XIAO Dun
XIAO Dun (肖盾)

/s/ LIU Chang
LIU Chang (刘畅)

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS

/s/ Don Xiangdong CAI
Don Xiangdong CAI (蔡向东)

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS

FLUENCY HOLDING LTD.

By:	/s/ LIU Chang
Name:	LIU Chang (刘畅)
Title:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS

SHIELD INVESTMENT HOLDING LTD.

By:	/s/ XIAO Dun
Name:	XIAO Dun (肖盾)
Title:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS

17 PROSPERITY LIMITED

By:	/s/ Leonard Chen /s/ Jane Lee
Name:	Leonard Chen and Jane Lee
Title:	Authorised Signatories of Prudence Directors Limited

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS

SHUNWEI VENTURES II LIMITED

By:	/s/ Tuck Lye Koh
Name:	Tuck Lye Koh
Title:	Authorized Signatory

SHAREHOLDERS

SHUNWEI GROWTH III LIMITED

By:	/s/ Tuck Lye Koh
Name:	Tuck Lye Koh
Title:	Authorized Signatory

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS

TIGER GLOBAL SEVEN PARENT HOLDINGS

By:	/s/ Moussa Tavjoo
Name:	Moussa Tavjoo
Title:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS

H CAPITAL I, L.P.

By: H Capital I GP, L.P., its General Partner

By: H Capital I GP, Ltd., its General Partner

By:	/s/ Xiaohong Chen
Name:	Xiaohong Chen
Title:	Director

H CAPITAL II, L.P.

By: H Capital II GP, L.P., its General Partner

By: H Capital II GP, Ltd., its General Partner

By:	/s/ Xiaohong Chen
Name:	Xiaohong Chen
Title:	Director

H CAPITAL IV, L.P.

By: H Capital IV GP, L.P., its General Partner

By: H Capital IV GP, Ltd., its General Partner

By:	/s/ Xiaohong Chen
Name:	Xiaohong Chen
Title:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS

WALDEN INVESTMENTS GROUP LIMITED

By:	/s/ WONG KIT PING
Name:	WONG KIT PING
Title:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS

LONG GREAT HOLDINGS LIMITED
(偉朗控股有限公司)

By:	/s/ XU XIAO PING
Name:	XU XIAO PING
Title:	Authorized Signatory

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS

Deepak DESAI

By:	/s/ Deepak DESAI

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS

ESTA INVESTMENTS PTE. LTD.

By:	/s/ Ang Peng Huat
Name:	Ang Peng Huat
Title:	Authorized Signatory

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS

DST ASIA IV

By:	/s/ Bahendranath Nuckchadee
Name:	Bahendranath Nuckchadee
Title:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS

MOUSSEDRAGON, L.P.

By:	/s/ Charles Heilbronn
Name:	Charles Heilbronn
Title:	President of Moussecookie
General Partner of Moussedumpling, L.P.
General Partner of Moussedragon, L.P.

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS

HUAXING CAPITAL PARTNERS, L.P.

By: Huaxing Associates, L.P., its General Partner
By: Huaxing Associates GP, LLC, its General Partner

By:	/s/ Bao Fan
Name:	Bao Fan
Title:	Director

CHINA RENAISSANCE CORPORATION

By:	/s/ Bao Fan
Name:	Bao Fan
Title:	Authorized Signatory

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS

BYTEDANCE (HK) LIMITED

By:	/s/ Yiming Zhang
Name:	Yiming Zhang
Title:	Authorized Signatory

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SHAREHOLDERS

CL LION INVESTMENT III LIMITED

By:	/s/ Nie Lei
Name:	Nie Lei
Title:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

EXHIBIT A

SCHEDULE OF MANAGEMENT

EXHIBIT B

SCHEDULE OF ORDINARY SHAREHOLDERS

EXHIBIT C

SCHEDULE OF SERIES A INVESTORS

EXHIBIT D

SCHEDULE OF SERIES B INVESTORS

EXHIBIT E

SCHEDULE OF SERIES B+ INVESTORS

EXHIBIT F

SCHEDULE OF SERIES C INVESTORS

EXHIBIT G

SCHEDULE OF SERIES D INVESTORS

EXHIBIT H

SCHEDULE OF SERIES E INVESTORS

EXHIBIT I

SCHEDULE OF SERIES F INVESTORS

EXHIBIT J

NOTICES

EXHIBIT K

FORM OF DEED OF ADHERENCE

EXHIBIT L

FORM OF ANNUAL INFORMATION STATEMENT

Exhibit M

Company Competitors